CERTIFICATE ELIMINATING
                           REFERENCE TO CERTAIN SERIES
                           OF SHARES OF STOCK FROM THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                        IMAGING TECHNOLOGIES CORPORATION

         Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

         1. The name of the corporation (hereinafter referred to as the "Corporation") is IMAGING TECHNOLOGIES CORPORATION.

         2. The designation of the series of shares of stock of the Corporation to which this certificate relates are:
        (i)   SERIES A CONVERTIBLE PREFERRED STOCK (the "Series A Convertible");
        (ii)  SERIES B CONVERTIBLE PREFERRED STOCK (the "Series B Convertible");
        (iii) SPECIAL PREFERRED STOCK the ("Special Preferred");
        (iv) 5% SERIES B CONVERTIBLE PREFERRED STOCK (the "5% Series B Convertible");
and
        (v) SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK (the "Series C Convertible").

         3. The voting powers, designations, preferences and the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the Series A Convertible and the Series B Convertible were provided for in amendments to the Certificate of Incorporation of the

Corporation filed with the Secretary of State of Delaware on October 31, 1983, November 9, 1983 and December 31, 1984, pursuant to the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. The voting powers, designations, preferences and the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the Special Preferred, the 5% Series B Convertible and the Series C Convertible were provided for in resolutions adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation. Certificates setting forth such resolutions have been heretofore filed with the Secretary of State of the State of Delaware on October 2, 1990 (for the Special Preferred), February 8, 1995 (for the 5% Series B Convertible) and August 21, 1997 (for the Series C Convertible), respectively, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware.

         4. The Board of Directors of the Corporation has adopted the following preambles and resolutions:

                           RESOLVED,  that none of the authorized  shares of the
                  Corporation's Series A Convertible, Series B Convertible, Special Preferred, 5% Series B Convertible and Series C Convertible designated by the Board of Directors are outstanding; and further

                           RESOLVED,  that none of such  series of the shares of
                  stock of the Corporation will be issued; and further

                           RESOLVED,  that (i) all  shares of the  Corporation's
                  Preferred Stock, par value $1.00 per share, heretofore designated as shares of the Corporation's Series A Convertible and Series B Convertible be, (ii) all shares of the Corporation's Preferred Stock, par value $5.00 per share, heretofore designated as shares of the Corporation's Special Preferred be, and (iii) all shares of the Corporation's Preferred Stock, par value $1,000 per share, heretofore designated as shares of the Corporation's 5% Series B Convertible and Series C Convertible be, and they hereby are, returned to the status of authorized unissued shares of the Corporation's Preferred Stock, par value $1.00 per share, without designation and, and they hereby are, returned; and further


                           RESOLVED, that the proper officers of the Corporation
                  be, and each hereby is, authorized and empowered to file a Certificate setting forth this resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Certificate of Incorporation of the Corporation all reference to all such series of shares of stock.

Signed on January 12, 1999

                                                      /s/ Brian Bonar
                                                      --------------------------
                                                 Name:    Brian Bonar
                                                 Title: President and Chief
                                                        Executive Officer



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